Exhibit 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2004, except Note U, as to which the date is February 17, 2004, relating to the consolidated financial statements of BellSouth Corporation, which appears in BellSouth Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Atlanta, Georgia
April 30, 2004